Exhibit 32.1
CERTIFICATION PURSUANT TO
 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned, Rory J. Cutaia, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that
1.	the annual report on Form 10-K of bBooth, Inc. for the year ended December 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of bBooth, Inc.
March 31, 2015
/s/ Rory J. Cutaia
Rory J. Cutaia
President, Secretary, Treasurer, Chief Executive Officer and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer